UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2016

SPARTANNASH COMPANY

(Exact Name of Registrant as Specified in Charter)

Michigan	000-31127	38-0593940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan	49518-8700
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2016, the Board of Directors of the Company appointed Tammy Hurley as Chief Accounting Officer of the Company. Ms. Hurley (age 50) has served as the Company’s Vice President Finance since March 2015. Ms. Hurley joined the Company in 2001 and has served in positions of increasing authority and responsibility in the Company’s Finance department, with managerial responsibility for the Company’s accounting, reporting, and financial analysis functions. Ms. Hurley is a Certified Public Accountant.

In connection with the appointment, the Company and Ms. Hurley will enter into an Executive Severance Agreement. Under this agreement, if Ms. Hurley’s employment with SpartanNash terminates, other than for cause, voluntary termination by the officer other than for good reason (as defined in the executive severance agreement), retirement, death, or disability of the officer, during the 18-month period following a change in control (as defined in the Severance Agreement) of SpartanNash, then she will receive certain payments and benefits. This agreement contains a “best net” provision, providing that severance benefits will be reduced to avoid any excise taxes, or paid in full subject to Ms. Hurley paying the applicable excise taxes, whichever results in the higher payment to the executive on an after-tax basis. In no event will the Company pay or reimburse any excise taxes relating to Ms. Hurley’s agreement.

There are no arrangements or understandings between Ms. Hurley and any other person pursuant to which she was selected as an executive officer. There are no transactions or proposed transactions in which Ms. Hurley has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation SK.

Item 7.01	Regulation FD Disclosure.

On August 26, 2016, the Company issued a press release announcing the appointment disclosed above. The press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The information reported in this Item 7.01 (including the press release) is furnished to and not "filed" with the Commission for the purposes of the Securities Exchange Act of 1934, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d)Exhibits: The following documents are attached as an exhibit to this report on Form 8-K:

Exhibit No.	Description

99.1	Press Released dated August 26, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 26, 2016	SpartanNash Company

	By:	/s/ Kathleen M. Mahoney
Kathleen M. Mahoney Executive Vice President and Chief Legal Officer